UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Circle Star Way, Suite 200
San Carlos, CA 94070

(Addresses of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 226-4600
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 31, 2007, Daniel R. Fishback, President and Chief Executive Officer of DemandTec, Inc. (the “Company”), Mark A. Culhane, the Company’s Executive Vice President and Chief Financial Officer, John C. Crouch, the Company’s Senior Vice President of Worldwide Sales, James H. Dai, the Company’s Senior Vice President of Engineering and Operations, and William R. Phelps, the Company’s Senior Vice President of Professional Services, each entered into a written stock sales plan in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding securities transactions. Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. Under these plans, insiders can gradually diversify their investment portfolios and can avoid concerns about whether they had material, non-public information when they sold stock. All transactions under the plans will be disclosed publicly through required Form 4 and Form 144 filings with the Securities and Exchange Commission.
     Under Mr. Fishback’s plan, he will sell up to 480,000 shares of the Company’s Common Stock (“Common Stock”) to be issued upon the exercise of outstanding stock options, commencing in April 2008. The plan is scheduled to terminate in April 2009, unless terminated earlier. The number of shares to be sold under the plan and the timing of such sales will depend on factors including the prevailing market price and trading volume of the Common Stock.
     Under Mr. Culhane’s plan, he will sell up to 170,000 shares of Common Stock currently outstanding or to be issued upon the exercise of outstanding stock options, commencing in February 2008. In addition, he will sell a number of shares sufficient to cover withholding taxes and transaction fees associated with the issuance of up to 18,750 shares of Common Stock upon settlement of outstanding performance-based restricted stock units (“PSUs”). The plan is scheduled to terminate in January 2009, unless terminated earlier. The number of shares to be sold under the plan and the timing of such sales will depend on factors including the prevailing market price and trading volume of the Common Stock, as well as the number of shares actually issued upon settlement of the PSUs.
     Under Mr. Crouch’s plan, he will sell up to 98,400 shares of Common Stock to be issued upon the exercise of outstanding stock options or upon the settlement of outstanding PSUs, commencing in February 2008. The plan is scheduled to terminate in January 2009, unless terminated earlier. The number of shares to be sold under the plan and the timing of such sales will depend on factors including the prevailing market price and trading volume of the Common Stock, as well as the number of shares actually issued upon settlement of the PSUs.
     Under Mr. Dai’s plan, he will sell up to 114,750 shares of Common Stock currently outstanding or to be issued upon the settlement of outstanding PSUs, commencing in

February 2008. The plan is scheduled to terminate in January 2009, unless terminated earlier. The number of shares to be sold under the plan and the timing of such sales will depend on factors including the prevailing market price and trading volume of the Common Stock, as well as the number of shares actually issued upon settlement of the PSUs.
     Under Mr. Phelps’ plan, he will sell up to 90,000 shares of Common Stock to be issued upon the exercise of outstanding stock options or upon the settlement of outstanding PSUs, commencing in June 2008. The plan is scheduled to terminate in May 2009, unless terminated earlier. The number of shares to be sold under the plan and the timing of such sales will depend on factors including the prevailing market price and trading volume of the Common Stock, as well as the number of shares actually issued upon settlement of the PSUs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 6, 2007	DEMANDTEC, INC.
	By:	/s/ Mark A. Culhane
Mark A. Culhane
Executive Vice President and Chief Financial Officer